Exhibit 99.1

FAIR ISAAC SUPPLEMENTAL
RETIREMENT AND SAVINGS PLAN
(As Amended and Restated Effective December 1, 2004)

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FAIR ISAAC SUPPLEMENTAL
RETIREMENT AND SAVINGS PLAN

ARTICLE I

INTRODUCTION

1.1	Purpose of the Plan. The FAIR ISAAC SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN (the “Plan”) is sponsored by Fair Isaac and its Participating Affiliates to attract high quality executives and to provide eligible executives with an opportunity to save on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

1.2	Non-Qualified “Top-Hat” Plan.

1.2.1	Type of Plan. The Plan is a “top-hat” plan – that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and therefore is exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan also is a nonqualified deferred compensation plan subject to Code § 409A.

1.2.2	Savings Clause Relating to Compliance with Code § 409A. To the extent any provision of this Plan does not satisfy the requirements of Code § 409A or in any regulations or other guidance issued by the Treasury Department under Code § 409A subsequent to the adoption of this Plan, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of the Plan or any contrary or inconsistent election made by a Participant.

1.3	Plan Document. The Plan document consists of this document, any appendix to this document and any document that is expressly incorporated by reference into this document.

1.4	Effective Date of Document. The Plan (as amended and restated in this document) is effective December 1, 2004.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1	Definitions.

2.1.1	“Account” means an account established for a Participant pursuant to Article IV.

2.1.2	“Affiliate” means any business entity that is required to be aggregated and treated as one employer with Fair Isaac under Code § 414(b) or (c).

2.1.3	“Beneficiary” means a person or persons designated as such pursuant to Sec. 7.2.

2.1.4	“Board” means the Board of Directors of Fair Isaac.

2.1.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.1.6	“Company Match Credit” means a credit to the Account of a Participant pursuant to Sec. 3.3.

2.1.7	“Deferral Eligible Amounts” means an Employee’s base salary, incentive pay, bonuses, and commissions from Fair Isaac and its Affiliates, plus any other payment that Fair Isaac (acting in its corporate capacity)

determines in its sole discretion to be eligible for a deferral election under this Plan; provided that, incentive pay and bonuses for the performance period in which an Employee first is eligible to enroll as an Active Participant will not be included in Deferral Eligible Amounts.

2.1.8	“Disability” means that the Participant has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, received income replacement benefits for the full period allowed under the short-term disability plan maintained by Fair Isaac (but not less than three (3) months), and has been determined to be eligible to receive benefits under the long-term disability plan maintained by Fair Isaac.

2.1.9	“Earnings Credit” means the gains and losses credited on the balance of an Account based on the choice made by the Participant (or Beneficiary after the death of the Participant) among the investment options made available under the Plan.

2.1.10	“Eligible Employee” means an Employee of Fair Isaac or a Participating Affiliate (while it is a Participating Affiliate):

(a)	Who is a classified as Vice-President or above under the employment policies of Fair Isaac; and

(b)	Who is on payroll in the United States.

The Compensation Committee of the Board, in its sole and absolute discretion, may determine that an Employee described above will not be an Eligible Employee, or may determine that an Employee not described above will be an Eligible Employee. However, the Plan is intended to cover only those Employees who are in a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1); and, accordingly, if any interpretation is issued by the Department of Labor that would exclude any Employee from satisfying that requirement, such Employee immediately will cease to be an Eligible Employee.

2.1.11	“Employee” means any common-law employee of Fair Isaac or an Affiliate (while it is an Affiliate). A “Key Employee” means any Employee who, for the Plan Year prior to Termination of Employment, or such other time as is required to be considered under Code § 409A, is a “key employee” as defined under Code § 416(i) (applied without regard to paragraph (5) thereof), determined in the same manner as the determination is made under the Fair Isaac 401(k) Plan (for example, using the same definition of “compensation” as used for this purpose under the Fair Isaac 401(k) Plan).

2.1.12	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.13	“Fair Isaac” means Fair Isaac Corporation, or any successor in interest by reason of a reorganization, merger or similar corporate transaction.

2.1.14	“Participant” means an Employee who is enrolled in the Plan, or a current or former Employee or who is not enrolled but who has a balance remaining in an Account under the Plan. “Active Participant” means an Employee who is enrolled in the Plan.

2.1.15	“Participating Affiliate” means any Affiliate (while it is an Affiliate) which employs one or more Eligible Employees.

2.1.16	“Plan Year” means the calendar year.

2.1.17	“Retirement” means any Termination of Employment on or after the date on which the Employee:

(a)	Has attained age sixty-five (65) (referred to as “Normal Retirement”); or

(b)	Has both attained age fifty-five (55) and completed at least ten (10) Years of Service for Vesting (referred to as “Early Retirement”).

2.1.18	“Separation from Service” means that an individual has both had a Termination of Employment and has permanently discontinued providing services to Fair Isaac and its Affiliates in any capacity (for example, as a consultant or independent contractor) and has otherwise had a separation from service recognized as such under Code § 409A.

2.1.19	“Spouse” means a person of the opposite sex to whom the Participant is legally married as of the determination date (including a common-law spouse in any state that recognizes common-law marriage, provided that acceptable proof and certification of common-law married status has been received by Fair Isaac).

2.1.20	“Termination of Employment” means that the common-law employer-employee relationship has ended between the individual and Fair Isaac and its Affiliates, as determined under the employment policies and practices of Fair Isaac (including by reason of voluntary or involuntary termination, retirement, death, failure to return from a recognized leave of absence, etc.). For an Employee working for an Affiliate, a termination of employment will occur upon the sale of the stock of such employer such that it no longer satisfies the definition of an Affiliate (assuming the individual continues in the employ of that employer or a new affiliate of that employer after the sale). A termination of employment does not occur merely as a result of transfer of employment from one Affiliate to another Affiliate, or from Fair Isaac to an Affiliate or from an Affiliate to Fair Isaac.

2.1.21	“Trustee” means the trustee of the trust established pursuant to Sec. 8.2.

2.1.22	“Valuation Date” means the last day of each calendar month on which trading occurs on the New York Stock Exchange.

2.1.23	“Years of Service for Vesting” means the number of years determined by:

(a)	First, measuring the number of days in the period from the date on which the Employee is hired by Fair Isaac or an Affiliate (or, if the Employee previously had a Termination of Employment at a time when he/she was not vested in the Plan and he/she had a recognized break in service, measured from the date he/she is again hired by Fair Isaac or an affiliate after the recognized break in service) to the date of his/her most recent Termination of Employment. In the case of an employer that becomes an Affiliate as a result of a stock acquisition, merger or similar corporate transaction, the measuring date will start on the date on which the employer becomes an Affiliate, unless agreed otherwise by Fair Isaac.

A “recognized break in service for this purpose” means a period of five (5) or more consecutive years during which an individual is not an Employee measured from the date after his/her Termination of Employment.

(b)	Then, reducing that number by the number of days of any absence from employment of twelve (12) months or more that results because of a Termination of Employment (shorter absences are not subtracted).

(c)	Then, dividing that number by three-hundred and sixty five (365).

(d)	Finally, rounding the result down to the next lowest whole number (that is, fractional years are not counted).

2.2	Choice of Law. The Plan will be governed by the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States. All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the District of Minnesota.

ARTICLE III

PARTICIPATION AND CONTRIBUTION CREDITS

3.1	Participation.

3.1.1	Eligible Employee. All Employees who are Eligible Employees will be eligible to participate in the Plan.

3.1.2	Enrollment. An Employee who is an Eligible Employee will be allowed to enroll in the Plan during the thirty (30) day period following the date he/she is notified of eligibility for the Plan, with enrollment to be effective as of the following date:

(a)	If the Eligible Employee enrolls during the first two months of a calendar quarter, his/her enrollment will be effective as of the first day of the immediately following calendar quarter; or

(b)	If the Eligible Employee enrolls during the third month of a calendar quarter, his/her enrollment will be effective as of the first day of the next following calendar quarter.

Thereafter, an Employee who is an Eligible Employee may elect to enroll for a Plan Year during the enrollment period established by Fair Isaac for such Plan Year, which enrollment period will be a period of not less than thirty (30) days that ends not later than the last day of the prior Plan Year.

Enrollment must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Fair Isaac (including by means of a voice response or other electronic system under circumstances authorized by Fair Isaac).

3.1.3	End of Eligibility. An Employee who is an Eligible Employee may continue to participate as an Active Participant in the Plan for so long as the Plan remains in effect and he/she remains an Eligible Employee.

3.2	Elective Deferral Credits.

3.2.1	Elective Deferral Credits. Elective Deferral Credits will be made for each pay date on behalf of each Active Participant who has enrolled in the Plan and who thereby elects to have his/her Deferral Eligible Amounts reduced in order to receive Elective Deferral Credits. The Elective Deferral Credits for a pay date will be credited to the appropriate Account on or as soon as administratively practicable after the pay date in an amount equal to the amount of the reduction in Deferral Eligible Amounts.

An Eligible Employee may elect to reduce his/her Deferral Eligible Amounts as follows for any pay date:

(a)	In the case of base pay and/or commission, any whole percent, but not more than twenty-five percent (25%); and

(b)	In the case of incentive pay and/or bonuses, any whole percent, but not more than seventy-five percent (75%).

An election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Fair Isaac (including by means of a voice response or other electronic system under circumstances authorized by Fair Isaac). An election must be made as part the of enrollment process described in Sec. 3.1.2. and may specify an investment election for purposes of Sec. 4.3.2 and a payment form election for purposes of Sec. 6.2.2.

3.2.2	Timing of Elections Relate to Services Performed After the Election. An election applicable to base pay or commissions must be made by December 31st of the Plan Year prior to the Plan Year in which the services are performed that give rise to the right to receive such Deferral Eligible Amounts.

An election applicable to incentive pay or bonuses must be made by September 30th of the fiscal year prior to the fiscal year that is or that includes the performance period for such incentive pay or bonuses; provided that, for the fiscal year in which an Eligible Employee is notified of eligibility for the Plan, an election made within the thirty (30) day period referenced in Sec. 3.1.2 may apply to any incentive pay or bonus attributable to a performance period that starts on or after the effective date of enrollment as provided in Sec. 3.1.2. Notwithstanding the above, for the fiscal year running from October 1, 2004 to September 30, 2005, an election made by December 31, 2004, will apply to any incentive pay or bonuses paid in 2005, subject to any restrictions imposed in guidance issued by the Treasury Department under Code § 409A. The “fiscal year” for this purpose is the fiscal year of Fair Isaac, which runs from October 1st to September 30th.

3.2.3	Elections are Irrevocable for the Plan Year. An election will apply solely with respect to the given calendar year or fiscal year (or the remaining portion thereof) – that is, an election will not automatically be carried over and applied to the next calendar year or fiscal year. An election will be irrevocable throughout the calendar year or fiscal year (or the remaining portion thereof); except that, Elective Deferrals will automatically stop during the Plan Year or fiscal year:

(a)	If the Participant receives a hardship withdrawal prior to age fifty-nine and one-half (591/2) from his/her elective deferral account under the Fair Isaac 401(k) Plan (or comparable account under any other 401(k) arrangement maintained by Fair Isaac or an Affiliate);

(b)	Upon Termination of Employment or upon otherwise ceasing to be an Eligible Employee; or

(c)	Upon termination of the Plan.

3.2.4	Limits. Fair Isaac may, in its sole discretion, limit the minimum or maximum amount of Elective Deferrals that are allowed under the Plan by any Participant or any group of Participants provided that such limit is established prior to the beginning of the Plan Year or prior to enrollment of the affected Participant.

3.3	Company Match Credits. The Compensation Committee of the Board will determine whether Company Match Credits will be made for a Plan Year, and the amount or formula for such Company Match Credits; provided that, in no event will the Company Match Credit for a Plan Year on behalf of any Participant exceed seven thousand five hundred dollars ($7,500).

ARTICLE IV

ACCOUNTS AND INVESTMENT ADJUSTMENTS

4.1	Accounts.

4.1.1	Types of Accounts. The following Accounts will be maintained under the Plan on behalf of each Participant:

(a)	“Elective Deferral Account” to reflect any Elective Deferral Credits with respect to the Participant.

(b)	“Company Match Account” to reflect any Company Match Credits with respect to the Participant.

A separate Elective Deferral Account and Company Match Account will be maintained for each Plan Year for which credits of that type are added on behalf of the Participant.

Additional Accounts may also be maintained if considered appropriate by Fair Isaac in the administration of the Plan.

4.1.2	Balance of Accounts. Accounts will have a cash balance expressed in United States Dollars.

4.1.3	Accounts for Bookkeeping Only. Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets of Fair Isaac or any Participating Affiliate. Neither Fair Isaac nor any Participating Affiliate will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of Fair Isaac or a Participating Affiliate that employs (or employed) the Participant.

4.2	Valuation of Accounts.

4.2.1	Daily Adjustments. Accounts will be adjusted from time to time as follows:

(a)	Elective Deferral and Company Match Credits. Elective Deferral Credits and Company Match Credits will be added to the balance of the Account as of the date specified in Secs. 3.2 and 3.3.

(b)	Earnings Credits. Earnings Credits will be added to (or subtracted) from the balance of the Account as of each Valuation Date as provided in Sec. 4.3.

(c)	Distributions. The distributions made from an Account will be subtracted from the balance of the Account as of the date the distribution is made from the Plan.

4.2.2	Processing Transactions Involving Accounts. Accounts generally will be adjusted to reflect Elective Deferral Credits, Company Match Credits, Earnings Credits, distributions and other transactions as provided in Sec. 4.2.1. However, all information necessary to properly reflect a given transaction in an Account may not be immediately available, in which case the transaction will be reflected in the Account when such information is received and processed. Further, Fair Isaac reserves the right to delay the processing of any Elective Deferral Credit, Company Match Credit, Earnings Credit, distribution or other transaction for any legitimate administrative reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider).

4.3	Earnings Credits.

4.3.1	Adjustment to Reflect Earnings Credits. Accounts will be adjusted (increased or decreased) as of each Valuation Date to reflect Earnings Credits as determined under Sec. 4.3.2.

4.3.2	Earnings Credits. Fair Isaac will establish a procedure by which a Participant (or Beneficiary following the death of a Participant) may elect to have his/her Earnings Credits determined based the performance of one or more investment options deemed to be available under the Plan. The Investment Committee of Fair Isaac, in its sole discretion, will determine the investment options that will be available as benchmarks for determining the Earnings Credit, which may include mutual funds, common or commingled investment funds or any other investment option deemed appropriate by Fair Isaac. The Investment Committee of Fair Isaac may at any time and from time to time add to or remove from the investment options deemed to be available under the Plan.

A Participant (or Beneficiary following the death of the Participant) will be allowed on a hypothetical basis to direct the investment of his/her Account among the investment options available under the Plan. Hypothetical investment directions may be given with such frequency as is deemed appropriate by Fair Isaac, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by Fair Isaac (including by means of a voice response or other electronic system under circumstances so authorized by Fair Isaac). If an investment option has a loss, the Earnings Credit attributable to such investment option will serve to reduce the Account; similarly, if an investment option has a gain, the Earnings Credit attributable to such investment option will serve to increase the Account. If the Participant fails to elect an investment option, the Earnings Credit will be based on a money market investment option or such other investment option as may be selected for this purpose by the Investment Committee of Fair Isaac.

4.3.3	Hypothetical Investments. All investment directions of a Participant or Beneficiary will be on a “hypothetical” basis for the sole purpose of establishing the Earnings Credit for his/her Account – that is, the Account will be adjusted for Earnings Credits as if the Account were invested pursuant to the investment directions of the Participant or Beneficiary, but actual investments need not be made pursuant to such directions. However, Fair Isaac, in its sole discretion and without any obligation, may direct that investments be made per the investment directions of Participants and Beneficiaries.

4.4	Statements.

4.4.1	Statements. Fair Isaac may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefits statements.

4.4.2	Errors on Statements and Responsibility to Review. Fair Isaac may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or a Beneficiary with respect to the Plan.

Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify Fair Isaac of any error that appears on such statement as provided in Sec. 10.2.2.

ARTICLE V

VESTING

A Participant will at all times have a fully vested interest in his/her Accounts under the Plan.

ARTICLE VI

DISTRIBUTIONS AFTER SEPARATION

6.1	Benefit on Separation from Service. A Participant will be eligible to receive a distribution of the full balance of his/her Accounts following his/her Separation from Service in accordance with the terms of this Article.

6.2	Time and Form of Distribution.

6.2.1	Time of Distribution. A distribution will be made (or installment distributions will commence if installments are available and elected) at the following time:

(a)	Key Employees. In the case of a Participant who is a Key Employee:

(1)	In the case of a Separation from Service due to Disability, a distribution will be made (or installments distributions will commence) as of the first day of the calendar month after the Participant’s Separation from Service, or as soon as administratively practicable thereafter.

(2)	In the case of any other Separation from Service, a distribution will be made as follows:

(A)	In the case of any Account that reflects Elective Deferral Credits or Matching Credits for Plan Years beginning prior to January 1, 2005, a distribution will be made (or installment distributions will commence) as of the first day of the calendar month after the Participant’s Separation from Service, or as soon as administratively practicable thereafter.

(B)	In the case of any Account that reflects Elective Deferral Credits or Matching Credits for Plan Years beginning on or after January 1, 2005, a distribution will be made (or installment distributions will commence) as of the first day of the calendar month beginning six (6) months after the Participant’s Separation from Service, or as soon as administratively practicable thereafter.

(b)	Participants Other than Key Employees. In the case of any other Participant, a distribution will be made (or commence) as of the first day of the calendar month following the Participant’s Separation from Service, or as soon as administratively practicable thereafter.

6.2.2	Form of Distribution. A distribution will be made in the following form:

(a)	Retirement or Disability. In the case of Retirement or Disability, a distribution will be made in either of the following forms as elected by the Participant:

(1)	A single-sum distribution of the full balance of the Participant’s Accounts; or

(2)	Annual installments over a period certain not to exceed ten (10) years as elected by the Participant. The period certain specified in the Participant’s first deferral election specifying distribution shall apply to all subsequent elections of distributions under the installment method of the Participant.

In the case of installments, the first annual installment will be made as of the date specified in Sec. 6.2.1, and subsequent annual installments will be made in February of each year, starting with the year after the year in which the first payment is made.

A Participant can make a separate distribution election with respect to each Account maintained on his/her behalf under the Plan.

(b)	Other Terminations. In the case of a Separation from Service other than Retirement or Disability, a distribution will be in the form of a single-sum distribution of the full balance of the Participant’s Account; provided that, in the case of any Account that reflects Elective Deferral Credits or Company Match Credits made prior to January 1, 2005, any payment form election in place with respect to such Account as of December 31, 2004, will be recognized under the Plan.

6.2.3	Distribution Election Procedures. A distribution election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Fair Isaac (including by means of a voice response or other electronic system under circumstances authorized by Fair Isaac).

A distribution election will be effective only if it is received in properly completed form by Fair Isaac as part of the enrollment for the Plan Year for which the Account being distributed is established, and thereafter may not be modified.

6.2.4	Elections Required. A Participant will be required to file or have filed a form of distribution election as a condition of participation in the Plan for a given Plan Year (or the remaining portion thereof).

6.3	Cash-Out of Small Accounts. Notwithstanding any contrary provision, if the balance of a Participant’s Accounts that reflect Elective Deferral Credits and Matching Credits for Plan Years beginning on or after January 1, 2005 (and Earnings Credits thereon), does not exceed ten thousand dollars ($10,000), the full balance of such Accounts will be paid as of the date specified in Sec. 6.2.1 in a single-sum distribution in full settlement of all obligations under the Plan with respect to such Accounts; provided that, for purposes of determining whether the cash-out limit is exceeded, all nonqualified deferred compensation amounts payable to the Participant by Fair Isaac and its Affiliates (including the balance of Accounts that reflect Elective Deferral Credits and Matching Credits for Plan Years beginning prior to January 1, 2005 (and Earnings Credits thereon)) will be aggregated if and to the extent required under Code § 409A.

6.4	Valuation of Accounts Following Separation from Service. An Account will continue to be credited with Earnings Credits in accordance with Article IV until it is paid in full to the Participant or Beneficiary.

ARTICLE VII

DISTRIBUTIONS AFTER DEATH

7.1	Survivor Benefits.

7.1.1	Survivor Benefits – General. If a Participant dies prior to the full distribution of his/her Accounts, his/her Beneficiary will be entitled to a survivor benefit under the Plan. The survivor benefit will consist of a single lump-sum payment in an amount equal to the total balance (or total remaining balance) in the Accounts. The survivor benefit will be paid on or as soon as administratively practicable after Fair Isaac determines that a death benefit is payable under the Plan – that is, the date Fair Isaac is provided with the documentation reasonably necessary to establish the fact of death of the Participant and the identity and entitlement of the Beneficiary.

7.1.2	Special Rule if Death Occurs During Installment Pay-out. Notwithstanding any contrary provision, if the Participant dies while he/she is receiving installments under Sec. 6.2.2(a) with respect to an Account, such installments will continue to his/her Beneficiary over the same period such installments would have been paid to the Participant.

7.2	Beneficiary Designation.

7.2.1	General Rule. A Participant may designate any person (natural or otherwise, including a trust) as his/her Beneficiary to receive any balance remaining in his/her Accounts when he/she dies, and may change or revoke a designation previously made without the consent of any Beneficiary.

7.2.2	Special Requirements for Married Participants. If a Participant has a Spouse at the time of death, such Spouse will be his/her Beneficiary unless the Spouse has consented in writing to the designation of a different Beneficiary. Consent of a Spouse will be deemed to have been obtained if it is established to the satisfaction of Fair Isaac that such consent cannot be obtained because the Spouse cannot be located. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent.

A Beneficiary designation will be automatically revoked upon marriage (other than common law marriage) of a Participant unless the new Spouse was designated as Beneficiary. Further, if a Spouse is designated as Beneficiary, such designation will be automatically revoked upon the divorce of the Participant and former Spouse.

7.2.3	Form and Method of Designation. A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by Fair Isaac. A Beneficiary designation will be effective (and will revoke all prior designations) if it is received by Fair Isaac (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant. Fair Isaac may rely on the latest Beneficiary designation on file (or if an effective designation is not on file may direct that payment be made pursuant to the default provision of the Plan) and will not be liable to any person making claim for such payment under a subsequently filed designation or for any other reason.

7.2.4	Default Designation. If a Beneficiary designation is not on file, or if a Beneficiary designation is revoked by divorce or otherwise and a new designation is not on file at death, or if no designated Beneficiary survives the Participant, the Beneficiary will be the following:

(a)	Surviving Spouse. The Participant’s Spouse (if surviving);

(b)	Estate. Otherwise, the Participant’s estate.

7.3	Successor Beneficiary. If the primary Beneficiary dies prior to complete distribution of the benefits under Sec. 7.1.2, the remaining Account balance will be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable as soon as administratively practicable after the primary Beneficiary’s death is established. If there is no surviving contingent Beneficiary, the lump sum will be paid to the estate of the primary Beneficiary.

ARTICLE VIII

CONTRACTUAL OBLIGATIONS AND FUNDING

8.1	Contractual Obligations.

8.1.1	Obligations of Employer. The Plan creates a contractual obligation on the part of Fair Isaac and each Participating Affiliate to provide benefits as set forth in the Plan with respect to:

(a)	Current Employees. Participants who are employed with Fair Isaac or that Participating Affiliate;

(b)	Former Employees. Participants who were employed with Fair Isaac or that Participating Affiliate prior to Termination of Employment; and

(c)	Beneficiaries. Beneficiaries of the Participants described in (a) and (b).

A Participating Affiliate is not responsible for (and has no contractual obligation with respect to) benefits payable to a Participant who is or was employed with Fair Isaac or a Participating Affiliate. If a Participant is employed with two or more employers (Fair Isaac and a Participating Affiliate, or two or more Participating Affiliates, etc.), either concurrently or at different times, each will be responsible for the benefit attributable to Elective Deferral Credits and Company Match Credits made with respect to the period while the Participant was employed with that employer, adjusted for Earnings Credits.

8.1.2	Guarantee by Company. Fair Isaac will guarantee and assume secondary liability for the contractual commitment of each Participating Affiliate under Sec. 8.1.1.

8.2	Funding.

8.2.1	Establishment and Funding of Rabbi Trust. Fair Isaac may, in its sole and absolute discretion, establish a “rabbi” trust to serve as a funding vehicle for benefits payable under the Plan. Neither Fair Isaac nor any Participating Affiliate will have any obligation to establish such a trust, or to fund such trust if established. Any rabbi trust hereby established may be revocable if so established under the terms of the trust.

Any rabbi trust used to fund benefits payable under this Plan may be used to fund benefits payable under any other non-qualified deferred compensation plan maintained by Fair Isaac or any Participating Affiliate.

The assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Code § 409A (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of Fair Isaac or any Affiliate).

8.2.2	Effect on Contractual Benefit Obligations. The establishment and funding of a rabbi trust will not affect the contractual obligations of Fair Isaac and each Participating Affiliate under Sec. 8.1, except that such obligations with respect to any Participant or Beneficiary will be offset to the extent that payments actually are made from the trust to such Participant or Beneficiary.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

9.1	Right to Amend or Terminate. Fair Isaac may amend or terminate the Plan at any time and for any reason by action of the Board or its Compensation Committee.

9.2	Effect of Termination.

9.2.1	No Negative Effect an Balances or Vesting. An amendment or termination of the Plan may not have the effect of reducing the balance of the Account or the vested percentage of any Participant or Beneficiary.

9.2.2	Other Effects of Termination. After termination of the Plan, no additional credits will be added to the Account of any Participant attributable to periods after the date of termination. However, distribution following termination of the Plan will be made at the same time and in the same form as if the termination had not occurred, and termination will not result in any acceleration of any distribution under the Plan.

ARTICLE X

ADMINISTRATION

10.1	Administration.

10.1.1	Company. Fair Isaac is the administrator of the Plan with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of Fair Isaac as administrator may be taken by any of the following:

(a)	Compensation Committee. The Compensation Committee of Fair Isaac is responsible for determining whether an Employee should no longer be an Eligible Employee or should become an Eligible Employee, and making all determinations expressly specified in the Plan.

(b)	Policy and Oversight Committee. The Policy and Oversight Committee of Fair Isaac is responsible for all matters relating to the overall and day-to-day administration of the Plan, and the selection and monitoring of non-investment service providers (including the selection of recordkeeper) with respect to the Plan.

(c)	Investment Committee. The Investment Committee of Fair Isaac is responsible for all investment matters relating to the Plan, including the selection of the funds available for hypothetical investments by Participants and Beneficiaries, and the actual investment of assets that may be (but are not required to be) set aside to hedge liabilities resulting from the Plan, and actual investment of any rabbi trust assets if such a trust is established and funded, including the selection and monitoring investment providers (including the Trustee) with respect to the Plan.

Day-to-day non-discretionary administration of the Plan may be performed by the Benefits Department.

10.1.2	Third-Party Service Providers. Fair Isaac may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a non-discretionary capacity and will act in accordance with directions given and/or procedures established by Fair Isaac.

10.1.3	Rules of Procedure. Fair Isaac may establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

10.2	Correction of Errors And Duty to Review Information.

10.2.1	Correction of Errors. Errors may occur in the operation and administration of the Plan. Fair Isaac reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary Accounts), which will be final and binding on the Participant or Beneficiary.

10.2.2	Participant Duty to Review Information. Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his/her elections under the Plan (for example, to review payroll stubs to make sure a contribution election is being implemented appropriately, to review benefit statements to make sure investment elections are being implemented appropriately, to review summary plan descriptions and prospectuses, etc.) and to notify Fair Isaac of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically). If the Participant or Beneficiary fails to review any information or fails to notify Fair Isaac of any error within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error.

If Fair Isaac is notified of an alleged error within the thirty (30) day time period, Fair Isaac will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred. If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he/she will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures under Sec. 10.3.

10.3	Claims Procedure.

10.3.1	Claims Procedure. If a Participant or Beneficiary does not feel as if he/she has received full payment of the benefit due to such person under the Plan, or if a Participant or Beneficiary feels that an error has been made with respect to his/her Account and has satisfied the requirements in Sec. 10.2.2, the Participant or Beneficiary may file a written claim with Fair Isaac setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Policy and Oversight Committee will determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant will be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant will have up to one hundred and eighty (180) days to supplement the claim information, and the claimant will be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period.

A claim for benefits which is denied will be denied by written notice setting forth in a manner calculated to be understood by the claimant:

(a)	Reason for Denial. The specific reason or reasons for the denial, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(b)	Information Necessary to Process. A description of any additional material or information that is necessary to process the claim; and

(c)	Explanation of Review Procedures. An explanation of the procedure for further reviewing the denial of the claim.

10.3.2	Review Procedures. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review will be undertaken by the Policy and Oversight Committee and will be a full and fair review. The claimant will have the right to review all pertinent documents. The Policy and Oversight Committee will issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision will be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s request for review. The decision on review will be in writing and will include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based. Following the claims procedures through to completion is a condition of filing an arbitration action under Sec. 10.3.3.

10.3.3	Arbitration. If a Participant or Beneficiary follows the claims procedure but his/her final appeal is denied, he/she will have one year to file an arbitration action with respect to that claim, and failure to meet the one-year deadline will extinguish his/her right to file an arbitration action with respect to that claim.

Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures will be settled by arbitration in accordance with the employment dispute resolution rules of the American Arbitration Association. Notice of demand for arbitration will be made in writing to the opposing party and to the American Arbitration Association within one year after the claim, dispute or other matter in question has arisen. In no event will a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator(s) will be final and may be enforced in any court of competent jurisdiction.

The arbitrator(s) may award reasonable fees and expenses to the prevailing party in any dispute hereunder and will award reasonable fees and expenses in the event that the arbitrator(s) find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

10.4	Indemnification. Fair Isaac and the Participating Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

10.5	Exercise of Authority. Fair Isaac, the Board, the Compensation Committee of the Board, the Policy and Oversight Committee, the Investment Committee and any person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his/her full discretion. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

10.6	Telephonic or Electronic Notices and Transactions. Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, loans, withdrawals, distributions, investment changes, consents, etc.), may be made or given by means of voice response or other electronic system to the extent so authorized by Fair Isaac.

ARTICLE XI

MISCELLANEOUS

11.1	Nonassignability. Neither the rights of, nor benefits payable to, a Participant or Beneficiary under the Plan may be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Such interest and benefits will be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishments or executions to the fullest extent allowed by law. Notwithstanding the foregoing, the Plan will comply with any court order purporting to divide the benefits payable under this Plan pursuant to a state’s domestic relations laws to the extent permitted under Code § 409A. However, such court order shall be deemed to only apply to such amounts that actually become payable to a Participant under the terms of this Plan (and shall not create a separate interest in favor of the alternate payee).

11.2	Withholding. A Participant must make appropriate arrangements with Fair Isaac or a Participating Affiliate for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, Fair Isaac or a Participating Affiliate may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

11.3	Successors of Fair Isaac. Any successor or assign of Fair Isaac will succeed to the rights and obligations of Fair Isaac under the Plan.

11.4	Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder will be construed as a contract of employment or as giving any Participant any right to continued employment with Fair Isaac or a Participating Affiliate.

11.5	Gender, Singular and Plural. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

11.6	Captions. The captions of the articles, paragraphs and sections of this document are for convenience only and will not control or affect the meaning or construction of any of its provisions.

11.7	Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

11.8	Waiver of Breach. The waiver by Fair Isaac of any breach of any provision of the Plan will not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

11.9	Notice. Any notice or filing required or permitted to be given to Fair Isaac or the Participant under this Agreement will be sufficient if made in writing and hand-delivered, or sent by registered or certified mail, in the case of Fair Isaac, to the principal office of Fair Isaac, directed to the attention of Fair Isaac, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of Fair Isaac. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to Fair Isaac may be permitted by electronic communication according to specifications established by Fair Isaac.